                                                                   Exhibit 99(a)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please mark your votes as indicated in this example. [X]


1. Approval of the merger of Richfield State Agency, Inc. with and into Marshall & Ilsley Corporation, including the agreement and plan of merger dated November 18, 2001 by and between Marshall & Ilsley Corporation and Richfield State Agency.

     FOR      AGAINST      ABSTAIN

     [_]        [_]          [_]


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________________________________, 2002


______________________________________________
                 (Signature)


______________________________________________
          (Signature if held jointly)



PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.


                           /\ FOLD AND DETACH HERE /\

                          RICHFIELD STATE AGENCY, INC.
                                 Special Meeting
                                       of
                          Richfield State Agency, Inc.
                           ________, __________, 2002
                                   ______ a.m.
                                ________________
                         ______________________________
                             Minneapolis, Minnesota

================================================================================

                                     Agenda

 .    Approve the merger of Richfield State Agency, Inc. with and into Marshall &
     Ilsley Corporation, including the agreement and plan of merger dated November 18, 2001 by and between Marshall & Ilsley Corporation and
     Richfield State Agency, Inc.

 .    Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

================================================================================

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                          RICHFIELD STATE AGENCY, INC.

The undersigned hereby appoints ________________ and _______________ proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Richfield State Agency, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of Richfield State Agency, Inc. to be held _________, 2002 or any adjournment or postponement thereof.

       (Continued, and to be marked, dated and signed, on the other side)





                           /\ FOLD AND DETACH HERE /\